EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated November 15, 2011, with respect to the statement of condition including the related portfolio of Quality Municipals Income Trust, 51st Limited Maturity Series (included in Van Kampen Unit Trusts, Municipal Series 1030) as of November 15, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-176348) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
November 15, 2011